Exhibit 2.6

                            BRAVERMAN & COMPANY, P.C.
                          Certified Public Accountants
                               1255 McDonald Drive
                               PRESCOTT, AZ 86303
                                CELL 602-881-3870
                      PHONE 928-771-1122, FAX 928-777-8378
                                hiluv007@aol.com


June 23, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of the 8-K dated December 30, 2003 of UNITECH ENERGY CORPORATION, and are in agreement with the statements concerning our firm contained therein.

 /s/ Braverman & Company, P.C.
--------------------------------
     Prescott, Arizona